SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                                               [X]

Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement                                           [ ]
                                                                      [ ]
Confidential, For Use of the Commission Only
   (as permitted by Rule 14a-6(e)(2))                                 [ ]

Definitive Proxy Statement                                            [X]

Definitive Additional Materials                                       [ ]

Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12         [ ]

                        KPM Funds, Inc. Equity Portfolio
                        --------------------------------
                (Name of Registrant as Specified in Its Charter)

    ---------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:
                                                                           -----

      (2) Aggregate number of securities to which transaction applies:
                                                                       ---------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                                --------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                           ---------------------

       (5)  Total fee paid:
                           -----------------------------------------------------

     Fee paid previously with preliminary materials:

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


       (1)  Amount previously paid:
                                   ------------------------------------------

       (2)  Form, Schedule or Registration Statement no.:
                                                        ----------------------

       (3)  Filing Party:
                         ----------------------------------------------------

       (4)  Date Filed:
                       ------------------------------------------------------

                              KPM EQUITY PORTFOLIO
                                 KPM FUNDS. INC.
                              10250 REGENCY CIRCLE
                              OMAHA, NEBRASKA 68114

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


To Our Stockholders:

       Notice is hereby given that a Special Meeting of Stockholders (the "Meeting") of KPM Equity Portfolio (the "Fund") will be held on Friday, March 30, 2001, at 10:00 a.m.(Omaha time), at the Fund's offices located at 10250 Regency Circle, Omaha, Nebraska, for the following purposes:


     1. To consider and act upon a plan of complete liquidation and dissolution of the Fund (the "Plan"), providing for, among other things, the sale of all of the assets of the Fund, the distribution in cash of the net proceeds from such sale of assets to the stockholders in accordance with the Plan in complete liquidation of their interests in the Fund, and the subsequent termination of the Fund's existence.

     2. To consider and act upon any other business as may properly come before the Meeting or any adjournment thereof.

       Only stockholders of record at the close of business on February 2, 2001, are entitled to notice of, and to vote at, this Meeting or any adjournment thereof.


                                Brian P. McGinty
                                Secretary


Dated: March 9, 2001


       IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING IN YOUR PROXY PROMPTLY.

                              KPM EQUITY PORTFOLIO
                                 KPM FUNDS, INC.
                              10250 REGENCY CIRCLE
                             OMAHA, NEBRASKA, 68114

                                 PROXY STATEMENT


       This statement is furnished by the Board of Directors of KPM Funds, Inc. in connection with the solicitation of Proxies for use at a Special Meeting of Stockholders (the "Meeting") of the KPM Equity Portfolio (the "Fund") to be held on Friday, March 30, 2001, at 10:00 a.m. (Omaha time), at the Fund's offices located at 10250 Regency circle in Omaha Nebraska. It is expected that the Notice of Special Meeting, Proxy Statement and form of Proxy will first be mailed to stockholders on or about March 9, 2001.

       The purpose of the Meeting and the matters to be acted upon are to terminate the Fund as set forth in the accompanying Notice of Special Meeting of Stockholders and as more fully described herein. If the accompanying form of Proxy is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the Proxy. If no instructions are specified on the Proxy, shares will be voted FOR the proposal to terminate and liquidate the Fund (the "Liquidation Proposal"). A Proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Fund or by attendance at the Meeting.

       The Board has fixed the close of business on February 2, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any adjournment thereof. On that date, the Fund had 504,110 shares of Common Stock outstanding and entitled to vote. Each share will be entitled to one vote at the Meeting.

       WHILE THE EXPENSE OF SOLICITATION WILL BE BORNE BY THE FUND, KPM INVESTMENT MANAGEMENT, INC., THE FUND'S INVESTMENT ADVISER REIMBURSES THE FUND (UP TO THE AMOUNT OF IT'S INVESTMENT ADVISORY FEE) FOR ADVISORY AND OTHER ANNUAL EXPENSES OF THE FUND EXCEEDING 1.50% OF THE AVERAGE ANNUAL DAILY NET ASSETS. AS A RESULT, BASED ON EXPECTED EXPENSES OF THE SOLICITATION AND THE FUND'S OTHER EXPENSES, THE FUND SHOULD NOT INCUR ANY EXPENSE OF THE SOLICITATION AFTER SUCH REIMBURSEMENT. EXPENSES OF THE SOLICITATION WILL INCLUDE, LEGAL FEES, COSTS OF PRINTING PROXY MATERIALS, POSTAGE, FILING EXPENSES AND REIMBURSEMENT TO BROKERAGE FIRMS AND OTHERS FOR EXPENSES IN FORWARDING PROXY SOLICITATION MATERIALS TO BENEFICIAL OWNERS. The solicitation of Proxies will be largely by mail, but may include, without cost to the Fund, telephonic, telegraphic or oral communications by regular employees of the Fund's investment adviser, KPM Investment Management, Inc. (the "Adviser") and the Fund's Distributor, Kirkpatrick Pettis Smith Polian, Inc. (the "Distributor" or "KPSP"). Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies and will be reimbursed by the Fund for out-of-pocket expenses incurred in this connection.

       THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT FOR ITS FISCAL YEAR ENDED JUNE 30, 2000 AND ITS SEMI-ANNUAL REPORT FOR THE PERIOD ENDING DECEMBER 31, 2000 TO ANY STOCKHOLDER REQUESTING SUCH REPORT. REQUESTS FOR THE ANNUAL REPORT SHOULD BE MADE IN WRITING TO THE FUND AT THE FUND'S ADDRESS INDICATED ABOVE OR BY CALLING 1-877-KPM-FUND.

       The holders of a majority of shares of the Fund outstanding at the close of business on the record date, present in person or by proxy, will constitute a quorum for the Meeting. Properly executed proxies that are marked "abstain" and broker non-votes (as defined below) will be treated as present for purposes of determining whether a quorum has been achieved at the Meeting. In the event that a quorum is not present or represented, the holders of a majority of the shares present in person or by proxy may adjourn the Meeting, without notice other than announcement at the Meeting, until the requisite number of shares entitled to vote at the Meeting shall be present. If a quorum is present, but sufficient votes to approve the Liquidation Proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitations of proxies of stockholders of the Fund.

       Any such adjournment will require the affirmative vote of a majority of those shares present at the Meeting or represented by proxy. When voting on a proposed adjournment, the persons named as proxies will vote for the proposed adjournment all shares that they are entitled to vote with respect to the Liquidation Proposal, unless directed to vote against the Liquidation Proposal, in which case such shares will be voted against the proposed adjournment.

       Under Nebraska law, abstentions and broker non-votes generally do not constitute a vote "for" or "against" a matter and will be disregarded in determining the "votes cast" on an issue. A broker "non-vote" results from a properly executed proxy returned by a broker or nominee which indicates that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power and that the authority to vote is therefore withheld. Because the approval of the Liquidation Proposal will be determined by reference to all shares of the Fund outstanding and entitled to vote on the issue rather than to votes cast, abstentions and broker non-votes will have the same effect as votes "against" such Proposal.

       The approval of the Liquidation Proposal requires the affirmative vote of a majority of the shares of the Fund outstanding and entitled to vote thereon. The Fund has been advised that KFS Corp. 401(k), which beneficially owned 33.38% of the outstanding shares of the Fund on the record date, intend to vote such shares in favor of the Liquidation Proposal. See "Security Ownership of Certain Beneficial Owners" and "Background of the Liquidation Proposal".

           APPROVAL OF A PLAN OF COMPLETE LIQUIDATION AND TERMINATION

            BACKGROUND INFORMATION CONCERNING THE FUND AND ITS SHARES

    The Fund is organized as a separate series of shares of KPM Funds, Inc., a Nebraska corporation and is registered under the Investment Company Act of 1940 as amended (the "1940 Act"), as a diversified open-end management investment company. The Fund's investment objective is to provide capital appreciation. To reach its investment objective, the Fund will ordinarily invest at least 65% of its total assets in equity securities consisting of common stock and other securities convertible into common stock. In making selections for the Fund, the Adviser employs a value philosophy utilizing a conservative "bottom-up" approach based on fundamental analysis. The Adviser's philosophy can be summarized in its mission statement, which is "to find high quality companies that are selling at prices we believe are below their intrinsic value."

    The Adviser views "intrinsic value" of a company as the value of a company based upon:

     o    the nature of the company's business,
     o the amount of earnings power based on a realistic expectation of the company's asset growth and profitability,
     o the level and sustainability of returns relative to the capital employed, and
     o    the current economic/investment environment.

    In terms of "high quality companies," the Adviser seeks companies with a strong balance sheet, above-average historical growth of sales and earnings, companies with superior profitability as evidenced by a high return on equity, and strong management as evidenced by a good historical track record. The Adviser attempts to buy and hold securities over an anticipated three to five year period.

    The Adviser uses several methodologies to value the securities including, but not limited to, price-to-earnings ratios, price-to-book value rations, past and future earnings projections, and strength and vision of management. The Adviser also uses an analysis of the cash flow generated by the company related to the amount of invested capital employed. Generally, the Adviser looks for companies that are selling at a discount price-to-earnings ration and discount price-to-book ratio relative to the company's peer group and/or relative to the market as a whole. The Adviser considers selling securities as they achieve their target price or when there is a fundamental change in the company's business prospects or other investment criteria.

        KPM Investment Management, Inc. ("KPM" or the "Adviser") acts as investment manager for the Fund. The Adviser has acted as investment manager for the Fund since the Fund commenced its investment operations. The Adviser is a wholly-owned subsidiary of KFS Corporation, a Nebraska corporation which is, in turn, a wholly owned subsidiary of Mutual of Omaha Insurance company, a mutual insurance company organized under Nebraska law and engaged in the business of providing life, health, accident, and related insurance products throughout the United States. KPM is registered under the Investment Advisers Act of 1940 and provides portfolio management to the Fund as well as the KPM Equity Portfolio, an open-end management investment company also organized as a separate series of the KPM Funds, Inc., taxable and nontaxable institutions, and individuals investing in United States. The address of the Adviser is the same as the Fund.

BACKGROUND OF THE LIQUIDATION PROPOSAL

        The Adviser and Distributer informed the Board of Directors of the Fund in November 2000, that because of the Fund's size and the Distributor's projection of flat sales and perhaps net redemptions in the foreseeable future and increasing competition by other equity funds, liquidation of the Fund was recommended. Over the twelve months ended June 30, 2000, the Fund's net assets declined 71%, from $26,351,509 to $7,511,387, largely the result of redemptions. The Fund's net asset value as of December 31, 2000 was $9.69 and total net assets were $6,438,346. Total number of shareholders dropped from 273 to 137 over the period July 1, 1999 to June 30, 2000 and there were 99 shareholders on December 31, 2000. Net asset value per share also declined, dropping from $16.33 per share on June 30, 1999 to $12.43 per share on June 30, 2000. The Fund's total return for the periods ending June 30, 1999 and 2000 were -1.97% and -19.29%, respectively. The Fund's total return for the six-month period ended December 31, 2000 was a positive 17.25%.

        At its meeting held on November 30,2000, the Board of Directors of the Fund (hereinafter the "Board" or "Board of Directors") considered various possible actions to be taken in response. The Board of Directors considered alternative actions that might have allowed the Fund to continue its operations. However, the Board concluded, based in part on the advice of the Adviser and the Distributor, that the diminished Fund would be too small to manage on an efficient and cost-effective basis. The Board also decided that it was in the best interest of all stockholders not to permit a slow redemption, but instead to set a time table for liquidation that was both financially prudent and in conformance with the requirements of the 1940 Act, the Nebraska Business Corporation Act, ("Corp Law") and other applicable law. PURSUANT TO SUBSEQUENT ACTION BY CONSENT, THE BOARD THEN ADOPTED THE PLAN OF COMPLETE LIQUIDATION AND TERMINATION ATTACHED HERETO AS EXHIBIT A (THE "PLAN"), APPROVED THE FILING OF THIS PROXY STATEMENT, AND SET THE RECORD DATE AND THE DATE FOR THE MEETING.

PLAN OF COMPLETE LIQUIDATION AND TERMINATION

        The Plan provides for the liquidation of all assets of the Fund, the payment and discharge of, or other provision for, all liabilities and obligations of the Fund, the distribution of the remaining net assets to stockholders, and the termination of the Fund. All references to the Plan contained in this Proxy Statement should be treated as summary in nature and are qualified in their entirety by reference to provisions of the Plan.

        Stockholders are urged to read carefully both this Proxy Statement and the Plan.

        The Plan is a Plan of Complete Liquidation and Termination in accordance with the Corp Law and the Internal Revenue Code of 1986, as amended (the "Code"). The Plan will be effective on the day on which it is approved by the requisite vote of stockholders (the "Effective Date"). As soon as practicable after stockholder approval of the Plan, the Fund shall cease to conduct business except as may be necessary in connection with its liquidation, termination and winding-up.

         As soon as practicable after the Effective Date, the Fund will send notice of the liquidation and dissolution to all its known creditors and claimants. The Fund will authorize the Adviser to liquidate all the assets of the Fund and engage in such other transactions as may be appropriate to its liquidation and dissolution in accordance with the Plan. On a date as soon as practicable after the Effective Date, and in any event no later than September 30, 2001, the Fund will liquidate and distribute to the stockholders of record as of the close of business on the date of liquidation determined by the Fund (the "Liquidation Date"), pro rata in accordance with their proportionate interests in the Fund, all of the assets of the Fund remaining after payment and discharge of liabilities and obligations of the Fund, less any amounts retained or set aside in a reserve fund as referred to below, in complete cancellation and redemption of the outstanding shares of the Fund. Although no assurances can be given, the Fund anticipates that the Liquidation Date will be within 45 days after the Effective Date. From the proceeds of the liquidation of assets, the Fund may retain, set aside in a reserve or otherwise provide for an amount necessary to (1) discharge any unpaid liabilities of the Fund on the Fund's books as of the Liquidation Date and (2) pay or otherwise provide for such contingent or unascertained liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund.

        The Fund may make one or more subsequent liquidation distributions to the stockholders. Cash or other assets retained or held in a reserve fund for the payment of contingent or unascertained liabilities in accordance with the Plan in excess of the amounts ultimately required for the payment or discharge of the Fund's liabilities and obligations will be distributed to stockholders at the time and under the conditions established with respect to such reserve fund or other arrangements providing for such payment.

        The Board may modify or amend the Plan at any time without stockholder approval if it determines that such action would be advisable and in the best interests of the Fund and its stockholders. If any amendment or modification to the Plan appears necessary and in the judgment of the Board would materially and adversely affect the interests of the stockholders, such an amendment or modification will be submitted to the stockholders for approval. In addition, the Board may abandon the Plan without stockholder approval at any time if it determines that abandonment would be advisable and in the best interests of the Fund and its stockholders.

        The stock transfer books of the Fund will be permanently closed as of the close of business on the Effective Date. As of the Liquidation Date, all of the issued and outstanding shares of the Fund shall be deemed to be retired, canceled, and no longer outstanding, and the holders thereof will cease to be stockholders with respect to such shares, but will have the right to receive liquidating distributions, without interest.

VOTING REQUIREMENT

        The Corp Law requires the affirmative vote of the holders of a majority of the outstanding shares of the Fund for the adoption of the Liquidation Proposal. If the Liquidation Proposal is not approved, the Board of Directors will consider alternatives available at that time, including other courses of action previously considered by the Directors before adopting the Plan.

APPRAISAL RIGHTS

        Stockholders are not entitled to appraisal or dissenter's rights in connection with the Plan.

EFFECTS OF ADOPTION OF PLAN

        The liquidation of the Fund will result in the sale or other disposition of all of the assets of the Fund according to the Plan, the accumulation of all proceeds from such sale, and the distribution of the proceeds, less payment or other provision for all outstanding liabilities, to all stockholders of the Fund. Although no assurances can be given, the Fund anticipates that the Liquidation Date will be within 45 days after the Effective Date. As of the Liquidation Date, all issued and outstanding shares of the Fund shall be deemed to be retired and canceled, and beneficial owners of such shares shall cease to be stockholders with respect to such shares, but will have the right to receive liquidating distributions, without interest. Beneficial owners whose shares are held in "street name" should consult their brokers or other financial intermediaries for information on the timing of receipt of distributions with respect to their respective interests in the Fund.

        The Adviser has advised the Fund that it does not expect to experience any difficulties in liquidating the portfolio in an orderly fashion if the Plan is approved by the stockholders. The Adviser intends to liquidate the Fund's assets at market prices and on such terms and conditions as the Adviser shall determine to be reasonable and in the best interests of the stockholders.

        In connection with the liquidation and termination , KPM Funds, Inc. will terminate or amend contracts with its service providers with respect to the Fund at the earliest opportunity consistent with maintaining services to the Fund for the limited purposes of carrying out the Plan.

IMPACT OF THE PLAN ON THE FUND'S STATUS UNDER THE 1940 ACT

        On the Effective Date, the Fund will end its normal investment operations as a registered investment company. Insofar as the Fund is the only portfolio organized under KPM Funds, Inc., the corporate existence of KPM Funds, Inc, will continue, but without any active operations.

PROCEDURE FOR LIQUIDATION AND TERMINATION

        Pursuant to the Corp Law, if a majority of the aggregate outstanding shares of the Fund are voted for the proposed liquidation and termination of the Fund, to the extent necessary and appropriate, any filings required by the Corp Law will be made and when such filings are made, or if no filings are to be made then according to the Plan, the Fund will be legally terminated , but thereafter the Board will take such steps as are necessary for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized.

FEDERAL INCOME TAX CONSEQUENCES

        The following summary provides general information with regard to the federal income tax consequences to stockholders on receipt of liquidation distribution(s) from the Fund pursuant to the provisions of the Plan. This summary also discusses the effect of federal income tax provisions on the Fund resulting from its liquidation and termination; however, the Fund has not sought a ruling from the Internal Revenue Service with respect to the liquidation of the Fund. This summary is based upon the tax laws and regulations in effect on the date of this Proxy Statement, and is subject to change.

        The information set forth below is only a summary of some of the federal income tax consequences generally affecting the Fund and its individual U.S. stockholders resulting from the liquidation of the Fund. The summary does not address the particular federal income tax consequences applicable to other persons, including corporations, trusts, estates, tax-exempt organizations, pension plans, individual retirement accounts, or individual stockholders other than U.S. individuals. This summary does not address state or local tax consequences. The tax consequences of the liquidation of the Fund may affect stockholders differently depending upon their particular tax situations and, accordingly, this summary is not a substitute for careful tax planning on an individual basis.

        STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISERS TO DETERMINE THE FEDERAL, STATE AND OTHER INCOME TAX CONSEQUENCES OF RECEIVING LIQUIDATION DISTRIBUTION(S) WITH RESPECT TO THEIR PARTICULAR TAX CIRCUMSTANCES.

        The Fund currently qualifies, and intends to continue to qualify through the end of the liquidation period, for treatment as a regulated investment company under the Code, so that it will be relieved of federal income tax on any investment company taxable income or net capital gain (the excess of net long-term capital gain over net short-term capital loss) from the sale of its assets.

        Stockholders will be notified of their respective amounts of ordinary and capital gain dividends for the Fund's final fiscal year in normal tax-reporting fashion. For federal income tax purposes, the payment of any liquidating distributions will be a taxable sale or exchange to stockholders. Each stockholder will be viewed as having sold his shares for an amount equal to the liquidating distribution(s) received. Each stockholder will recognize gain or loss in an amount equal to the difference between the liquidating distributions received in respect of such shares and the adjusted tax basis of such shares. This gain or loss will be treated as a capital gain or loss if the stockholder held the shares as a capital asset. The gain or loss will generally be long-term capital gain or loss if the shares have been held for more than one year; otherwise, the gain or loss will constitute short-term capital gain or loss. Long-term capital gain is eligible for a reduced rate of tax to individuals; the rate is still further reduced if the individual's holding period exceeds eighteen months.

        Payments of liquidating distributions by the Fund or any agent are generally subject to information reporting and possibly to "backup withholding" at a rate of 31% unless certain certification requirements are met by holders of Fund shares.

THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU VOTE FOR THE LIQUIDATION PROPOSAL.


FINANCIAL HIGHLIGHTS

        The financial highlights table set forth below provides the Fund's financial performance for the past five years. Certain information reflects the financial results with respect to a single Fund share. The total returns in the tables represent the rates that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information along with the Fund's financial statements are included in KPM Funds' annual report with the independent auditor's report dated June 30, 2000, which is incorporated herein by reference and is available on request.


            SELECTED DATA FOR EACH SHARE OF CAPITAL STOCK OUTSTANDING
                              KPM EQUITY PORTFOLIO

                                          YEAR          YEAR           YEAR            YEAR          YEAR
                                          ENDED         ENDED          ENDED           ENDED         ENDED
                                     JUNE 30, 2000  JUNE 30, 1999  JUNE 30, 1998  JUNE 30, 1997  JUNE 30, 1996
                                     -------------  -------------  -------------  -------------  -------------
NET ASSET VALUE -
   BEGINNING OF YEAR . . . . . .          $16.33        $17.31        $17.92        $14.53        $12.00
                                          ------        ------        ------        ------        ------
 . . . . . .
INCOME FROM INVESTMENT
   OPERATIONS:
NET INVESTMENT INCOME . . . . . .           0.04          0.07          0.08          0.05          0.05
 . . .
NET REALIZED GAIN (LOSS) AND
   UNREALIZED APPRECIATION
   (DEPRECIATION) . . . . . . . .          (3.10)        (0.45)         1.31          4.25          2.83
                                           -----         -----          ----          ----          ----
       TOTAL FROM INVESTMENT
          OPERATIONS . . . . . .          (3.06)        (0.38)          1.39          4.30          2.88
                                           -----         -----          ----          ----          ----
LESS DISTRIBUTIONS:
DIVIDENDS FROM
NET INVESTMENT INCOME . . . . . . . .      (0.02)        (0.07)        (0.08)        (0.06)        (0.05)

DISTRIBUTIONS FROM NET REALIZED
   GAIN FROM INVESTMENT
   TRANSACTIONS  . . . . . . . .           (0.82)        (0.53)        (1.92)        (0.85)        (0.30)
                                           -----         -----          ----          ----          ----
            TOTAL DISTRIBUTIONS .          (0.84)        (0.60)        (2.00)        (0.91)        (0.35)
                                           -----         -----          ----          ----          ----
NET ASSET VALUE - END OF YEAR             $12.43        $16.33        $17.31        $17.92        $14.53
                                          ======        ======        ======        ======        ======

TOTAL RETURN  . . . . . . . . . .         -19.29%        -1.97%         8.88%        30.92%        24.27%
RATIOS AND SUPPLEMENTAL DATA:
NET ASSETS, END OF YEAR
   (THOUSANDS) . . . . . . . . .          $7,511       $26,352       $56,115       $41,343       $30,565

RATIO OF EXPENSES TO AVERAGE NET
   ASSETS . . . . . . . . . . . .           1.50%(1)      1.43%(1)      1.42%         1.45%         1.50%

RATIO OF NET INVESTMENT INCOME
   TO AVERAGE NET ASSETS  . . . .           0.28%(1)      0.41%(1)      0.45%         0.34%         0.40%

PORTFOLIO TURNOVER RATE  . . . .           22.93%        36.22%        32.25%        41.83%        34.05%

(1) WITHOUT FEES WAIVED, RATIO OF EXPENSES TO AVERAGE NET ASSETS WOULD HAVE BEEN 1.84% AND 1.43% AND RATIO OF NET INVESTMENT INCOME TO AVERAGE NET ASSETS WOULD HAVE BEEN -0.06% AND 0.41% FOR THE YEARS ENDED JUNE 30, 2000 AND JUNE 30, 1999, RESPECTIVELY.

                                    AUDITORS

        REPRESENTATIVES OF DELOITTE TOUCHE, LLP, THE FUND'S INDEPENDENT ACCOUNTANTS, ARE EXPECTED TO BE PRESENT AT THE MEETING AND WILL HAVE THE OPPORTUNITY TO MAKE A STATEMENT IF THEY DESIRE TO DO SO. THEY WILL BE AVAILABLE TO RESPOND TO APPROPRIATE QUESTIONS RELATING TO MATTERS COMING BEFORE THE MEETING.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        TO THE KNOWLEDGE OF THE FUND'S MANAGEMENT, THE FOLLOWING PERSONS OWNED BENEFICIALLY MORE THAN 5% OF THE FUND'S OUTSTANDING SHARES AT FEBRUARY 2, 2001:

NAME AND ADDRESS OF                    AMOUNT AND NATURE OF         PERCENT
BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP         OF CLASS
----------------                       --------------------         --------
KFS CORP. 401(K)                           168,260.713               33.38%
801 PENN AVENUE
KANSAS CITY, MO 64105

LAWRENCE J. KAVICH                          32,903.561                6.53%
C/O ALL MAKES OFFICE EQUIPMENT
2558 FARNAM STREET
OMAHA, NE 68131

* FUND'S KNOWLEDGE BASED SOLELY ON RECORDS AVAILABLE TO IT.

                                  OTHER MATTERS

        NO BUSINESS OTHER THAN AS SET FORTH HEREIN IS EXPECTED TO COME BEFORE THE MEETING, BUT SHOULD ANY OTHER MATTER REQUIRING A VOTE OF STOCKHOLDERS ARISE, INCLUDING ANY QUESTION AS TO AN ADJOURNMENT OF THE MEETING, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THEREON ACCORDING TO THEIR BEST JUDGMENT IN THE INTERESTS OF THE FUND.

                              STOCKHOLDER PROPOSALS

        IT IS EXPECTED THAT THE FUND WILL BE LIQUIDATED AS SOON AS PRACTICABLE AFTER THE MEETING AND THAT NO FUTURE MEETINGS OF STOCKHOLDERS WILL BE HELD. IN THE EVENT THAT THE FUND IS NOT LIQUIDATED, THE FUND'S BYLAWS PROVIDE THAT IT IS NOT REQUIRED TO, AND AS A MATTER OF POLICY THE FUND DOES NOT INTEND TO, HOLD STOCKHOLDER MEETINGS UNLESS REQUIRED TO FOR CERTAIN PURPOSES SPECIFIED IN THE 1940 ACT. A STOCKHOLDER PROPOSAL INTENDED TO BE PRESENTED AT ANY MEETING HEREAFTER CALLED MUST BE RECEIVED BY THE FUND WITHIN A REASONABLE TIME BEFORE THE SOLICITATION RELATING THERETO IS MADE IN ORDER TO BE INCLUDED IN THE PROXY STATEMENT AND FORM OF PROXY RELATED TO SUCH MEETING. THE SUBMISSION BY A STOCKHOLDER OF A PROPOSAL FOR INCLUSION IN THE PROXY STATEMENT DOES NOT GUARANTEE THAT IT WILL BE INCLUDED. STOCKHOLDER PROPOSALS ARE SUBJECT TO CERTAIN REGULATIONS UNDER FEDERAL SECURITIES LAWS. IF THE FUND IS NOT DISSOLVED, STOCKHOLDERS WISHING TO SUBMIT PROPOSALS FOR INCLUSION IN THE FUND'S PROXY STATEMENT FOR SUCH A SUBSEQUENT STOCKHOLDERS' MEETING SHOULD SEND THEIR WRITTEN SUBMISSIONS TO THE PRINCIPAL EXECUTIVE OFFICE OF THE FUND INDICATED ON THE COVER PAGE HEREOF.

                                            BRIAN P. MCGINTY
                                            SECRETARY
DATED: MARCH 9, 2001

        STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

EXHIBIT A

                  PLAN OF COMPLETE LIQUIDATION AND TERMINATION

                                     OF THE

                              KPM EQUITY PORTFOLIO

                                     OF THE

                                 KPM FUNDS, INC.


        WHEREAS, THE KPM EQUITY PORTFOLIO(THE "FUND"), IS A SEPARATE SERIES OF THE KPM FUNDS, INC, A NEBRASKA CORPORATION, OPERATING AS AN OPEN-END MANAGEMENT INVESTMENT COMPANY REGISTERED AS SUCH UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT"); AND

        WHEREAS, THE BOARD OF DIRECTORS OF THE FUND (THE "BOARD") HAS APPROVED AND DETERMINED THAT THIS PLAN OF COMPLETE LIQUIDATION AND TERMINATION OF THE FUND (THIS "PLAN") IS ADVISABLE AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF THE FUND; AND

        WHEREAS, THE BOARD HAS DIRECTED THAT THIS PLAN BE SUBMITTED TO THE HOLDERS OF THE OUTSTANDING VOTING SHARES OF THE FUND'S COMMON STOCK FOR THEIR APPROVAL OR REJECTION AT A SPECIAL MEETING OF STOCKHOLDERS IN ACCORDANCE WITH THE REQUIREMENTS OF THE NEBRASKA BUSINESS CORPORATION ACT (THE "CORP LAW") AND THE FUND'S ARTICLES OF INCORPORATION (THE "ARTICLES") AND BYLAWS ("BYLAWS") AND HAS AUTHORIZED THE FILING WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") AND DISTRIBUTION OF A PROXY STATEMENT (THE "PROXY STATEMENT") IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR SUCH MEETING; AND

        WHEREAS, UPON APPROVAL OF THIS PLAN BY ITS STOCKHOLDERS, THE FUND SHALL VOLUNTARILY LIQUIDATE IN ACCORDANCE WITH THE CORP LAW AND THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), UPON THE TERMS AND CONDITIONS SET FORTH BELOW;

        NOW, THEREFORE, THE BOARD HEREBY ADOPTS AND SETS FORTH THIS PLAN OF COMPLETE LIQUIDATION AND TERMINATION AS FOLLOWS:

     1. EFFECTIVE DATE OF PLAN. THE EFFECTIVE DATE OF THIS PLAN (THE "EFFECTIVE DATE") SHALL BE THE DATE ON WHICH THIS PLAN IS APPROVED BY THE STOCKHOLDERS OF THE FUND IN ACCORDANCE WITH THE CORP LAW. THE STOCK TRANSFER BOOKS OF THE FUND SHALL BE PERMANENTLY CLOSED AS OF THE CLOSE OF BUSINESS ON THE EFFECTIVE DATE.

     2. SALE OR DISTRIBUTION OF ASSETS. AS OF THE EFFECTIVE DATE, THE FUND SHALL HAVE THE AUTHORITY TO, AND AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE, BUT IN NO EVENT LATER THAN SEPTEMBER 30, 2001 (THE "LIQUIDATION PERIOD"), THE FUND SHALL SELL AND LIQUIDATE ITS ASSETS AND ENGAGE IN SUCH OTHER TRANSACTIONS AS MAY BE APPROPRIATE TO ITS DISSOLUTION AND LIQUIDATION, INCLUDING, WITHOUT LIMITATION, CONSUMMATION OF THE TRANSACTIONS DESCRIBED IN THE PROXY STATEMENT AND OBTAINING ALL NECESSARY APPROVALS AND AUTHORIZATIONS FROM THE COMMISSION AND ANY OTHER REGULATORY AUTHORITY HAVING JURISDICTION OVER THE FUND.

     3. PROVISIONS FOR LIABILITIES. WITHIN THE LIQUIDATION PERIOD, THE FUND SHALL PAY OR DISCHARGE OR SET ASIDE A RESERVE FUND FOR, OR BY OTHER APPROPRIATE MEANS PROVIDE FOR, THE PAYMENT OR DISCHARGE OF ANY AND ALL LIABILITIES AND OBLIGATIONS OF THE FUND, INCLUDING, WITHOUT LIMITATION, CONTINGENT OR UNASCERTAINED LIABILITIES. IF, FOR ANY REASON, THE FUND IS UNABLE TO PAY OUT, DISCHARGE, OR OTHERWISE PROVIDE FOR PAYMENT OF ANY LIABILITIES OF THE FUND PRIOR TO THE LIQUIDATION DATE (AS DEFINED IN PARAGRAPH 4), THE FUND MAY RETAIN OR SET ASIDE IN A RESERVE FUND (A "RESERVE FUND") CASH OR CASH EQUIVALENTS IN AN AMOUNT WHICH IT ESTIMATES IS NECESSARY TO DISCHARGE ANY UNPAID LIABILITIES OF THE FUND ON THE FUND'S BOOKS AS OF THE LIQUIDATION DATE (AS DEFINED IN PARAGRAPH 4) AND OTHER LIABILITIES AS PROVIDED IN PARAGRAPH 4.

     4. DISTRIBUTION TO STOCKHOLDERS. AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE, BUT IN ANY EVENT NO LATER THAN SEPTEMBER 30, 2001, THE FUND SHALL LIQUIDATE AND DISTRIBUTE TO ITS STOCKHOLDERS OF RECORD AS OF THE CLOSE OF BUSINESS ON THE DATE OF LIQUIDATION DETERMINED BY THE FUND (THE "LIQUIDATION DATE") PRO RATA IN ACCORDANCE WITH THEIR RESPECTIVE INTERESTS ALL OF THE REMAINING ASSETS OF THE FUND IN COMPLETE CANCELLATION AND REDEMPTION OF ALL THE OUTSTANDING SHARES OF THE FUND, EXCEPT, AS PROVIDED IN PARAGRAPH 3 HEREOF, FOR CASH, BANK DEPOSITS OR CASH EQUIVALENTS IN AN AMOUNT NECESSARY TO (I) DISCHARGE ANY UNPAID LIABILITIES OF THE FUND ON THE FUND'S BOOKS ON THE LIQUIDATION DATE, AND (II) PAY OR SET ASIDE A RESERVE FUND OR OTHERWISE PROVIDE FOR PAYMENT OF SUCH CONTINGENT OR UNASCERTAINED LIABILITIES AS THE FUND'S BOARD OF DIRECTORS SHALL REASONABLY DEEM TO EXIST AGAINST THE ASSETS OF THE FUND ON THE LIQUIDATION DATE. THE FUND MAY MAKE ONE OR MORE ADDITIONAL LIQUIDATING DISTRIBUTIONS TO STOCKHOLDERS DURING THE LIQUIDATION PERIOD. CASH OR OTHER ASSETS HELD IN THE RESERVE FUND OR AS OTHERWISE PROVIDED HEREIN FOR THE PAYMENT OF CONTINGENT OR UNASCERTAINED LIABILITIES IN ACCORDANCE WITH THIS PLAN IN EXCESS OF THE AMOUNTS ULTIMATELY REQUIRED FOR THE PAYMENT OR DISCHARGE OF THE FUND'S LIABILITIES AND OBLIGATIONS SHALL BE DISTRIBUTED TO STOCKHOLDERS AT THE TIME AND UNDER THE CONDITIONS ESTABLISHED WITH RESPECT TO THE RESERVE FUND OR OTHER ARRANGEMENTS HEREUNDER PROVIDING FOR THE PAYMENT THEREOF.

     5. NOTICE OF LIQUIDATION. AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE, BUT IN NO EVENT LATER THAN 20 DAYS PRIOR TO THE FILING OF ARTICLES OF DISSOLUTION AS PROVIDED IN PARAGRAPH 6 BELOW, THE FUND SHALL MAIL NOTICE IN ACCORDANCE WITH THE CORP LAW TO ALL ITS KNOWN CREDITORS THAT THIS PLAN HAS BEEN APPROVED BY THE BOARD AND THE STOCKHOLDERS.

     6. ARTICLES OF AMENDMENT. PURSUANT TO THE CORP LAW. TO THE EXTENT NECESSARY THE FUND SHALL PREPARE AND FILE ARTICLES OF AMENDMENT AND OR ANY OTHER FILING WHICH MAY BE REQUIRED UNDER THE CORP LAW (THE "ARTICLES") WITH AND FOR ACCEPTANCE BY THE NEBRASKA SECRETARY OF STATE TO REFLECT THE LIQUIDATION AND TERMINATION.

     7. AMENDMENT OR ABANDONMENT OF PLAN. THE BOARD MAY MODIFY OR AMEND THIS PLAN AT ANY TIME WITHOUT STOCKHOLDER APPROVAL IF IT DETERMINES THAT SUCH ACTION WOULD BE ADVISABLE AND IN THE BEST INTERESTS OF THE FUND AND ITS STOCKHOLDERS. IF ANY AMENDMENT OR MODIFICATION TO THIS PLAN APPEARS NECESSARY AND IN THE JUDGMENT OF THE BOARD WILL MATERIALLY AND ADVERSELY AFFECT THE INTERESTS OF THE STOCKHOLDERS, SUCH AN AMENDMENT OR MODIFICATION WILL BE SUBMITTED TO THE STOCKHOLDERS FOR APPROVAL. IN ADDITION, THE BOARD MAY ABANDON THIS PLAN WITHOUT STOCKHOLDER APPROVAL AT ANY TIME PRIOR TO THE FILING OF THE ARTICLES IF IT DETERMINES THAT ABANDONMENT WOULD BE ADVISABLE AND IN THE BEST INTERESTS OF THE FUND AND ITS STOCKHOLDERS.

     8. POWERS OF BOARD AND OFFICERS. THE BOARD AND THE OFFICERS OF THE FUND ARE AUTHORIZED TO APPROVE SUCH CHANGES TO THE TERMS OF ANY OF THE TRANSACTIONS REFERRED TO HEREIN, TO INTERPRET ANY OF THE PROVISIONS OF THIS PLAN, AND TO MAKE, EXECUTE AND DELIVER SUCH OTHER AGREEMENTS, CONVEYANCES, ASSIGNMENTS, TRANSFERS, CERTIFICATES AND OTHER DOCUMENTS AND TAKE SUCH OTHER ACTION AS THE BOARD AND THE OFFICERS OF THE FUND DEEM NECESSARY OR DESIRABLE IN ORDER TO CARRY OUT THE PROVISIONS OF THIS PLAN AND EFFECT THE COMPLETE LIQUIDATION AND DISSOLUTION OF THE FUND IN ACCORDANCE WITH THE CODE, THE CORP LAW AND ANY RULES AND REGULATIONS OF THE COMMISSION, OR ANY STATE SECURITIES COMMISSION, INCLUDING, WITHOUT LIMITATION, ANY INSTRUMENTS OF DISSOLUTION, ARTICLES OF AMENDMENT, OR OTHER DOCUMENTS, AND WITHDRAWING ANY QUALIFICATION TO CONDUCT BUSINESS IN ANY STATE IN WHICH THE FUND IS SO QUALIFIED AS WELL AS THE PREPARATION AND FILING OF ANY TAX RETURNS. 9. TERMINATION OF BUSINESS OPERATIONS. AS SOON AS PRACTICABLE UPON APPROVAL AND ADOPTION OF THE PLAN, THE FUND SHALL CEASE TO CONDUCT BUSINESS EXCEPT AS SHALL BE NECESSARY IN CONNECTION WITH THE EFFECTUATION OF ITS LIQUIDATION. THE CURRENT OFFICERS AND DIRECTORS SHALL CONTINUE IN OFFICE SOLELY FOR THE PURPOSE OF IMPLEMENTING THE PLAN AND ANY ACTIONS TO BE TAKEN IN CONNECTION THEREWITH.

                              KPM EQUITY PORTFOLIO
                                 KPM FUNDS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        THE UNDERSIGNED HEREBY CONSTITUTES AND APPOINTS BRIAN P. MCGINTY, RODNEY
D. CERNY, AND EACH OF THEM, AS PROXIES FOR THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, AND HEREBY AUTHORIZES SAID PROXIES, AND EACH OF THEM, TO REPRESENT AND VOTE, AS DESIGNATED BELOW, ALL STOCK OF THE ABOVE COMPANY HELD OF RECORD BY THE UNDERSIGNED ON FEBRUARY 2, 2001 AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 30, 2001, AND AT ANY ADJOURNMENT THEREOF.

        THE UNDERSIGNED HEREBY REVOKES ANY AND ALL PROXIES WITH RESPECT TO SUCH STOCK HERETOFORE GIVEN BY THE UNDERSIGNED. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT DATED MARCH 9, 2001.


-----------
             :  PLEASE MARK
     X       :  VOTES AS IN
           :  THIS EXAMPLE
-----------

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1. PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.



                                               FOR      AGAINST      ABSTAIN
                                               ---      -------      -------

     1.   APPROVAL OF PLAN OF COMPLETE         [ ]         [ ]          [ ]
          LIQUIDATION AND TERMINATION

     2.   TO VOTE UPON ANY AND ALL BUSINESS    [ ]         [ ]          [ ]
          AS MAY PROPERLY COME BEFORE THE
          MEETING OR ANY ADJOURNMENT
          THEREOF.


        WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR CUSTODIAN FOR A MINOR, PLEASE SIGN FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY AUTHORIZED OFFICER AND INDICATE THE SIGNER'S OFFICE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE


SIGNATURE:                                         DATE:
           ------------------------------------         ---------------------